United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the registrant ☒   Filed by a party other than the registrant ☐

Check the appropriate box:

☒	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

PS BUSINESS PARKS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

PS BUSINESS PARKS, INC.

701 Western Avenue

Glendale, California 91201-2349

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

Please take notice that the 2006 Annual Meeting of Stockholders of PS Business Parks, Inc., a California corporation, will be held at the time and place and for the purposes indicated below.

Time and Date:	1:00 p.m., local time, on Monday, May 1, 2006

Place:	The Hilton Glendale, 100 West Glenoaks Boulevard, Glendale, California

Items of Business:	1. To elect eight directors to serve until the 2007 Annual Meeting of Shareholders and until their successors are elected and qualified;

2.      To approve an amendment to the Company’s bylaws to change the authorized number of directors from a range of 5 to 9 to a range of 7 to 13, with the exact number of directors to be fixed initially at 8;

3. To approve the PS Business Parks, Inc. Performance-Based Compensation Plan;

4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

5. To consider and act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Record Date:	You are entitled to vote at the meeting if you were a stockholder of record of PS Business Parks at the close of business on March 10, 2006.

Annual Report:	Our 2005 Annual Report, which includes a copy of our Annual Report on Form 10-K, accompanies this Notice and Proxy Statement.

Voting:	Your vote is important. To ensure your representation at the meeting, please mark your vote on the enclosed proxy/instruction card, then date, sign and mail the proxy or voting instruction card in the stamped return envelope included with these materials as soon as possible. If provided on your voting instruction card, you may also vote by Internet or telephone. You may revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

By	Order of the Board of Directors,

Edward A. Stokx, Secretary

March     , 2006

PS BUSINESS PARKS, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 1, 2006

GENERAL INFORMATION

We are providing these proxy materials in connection with the solicitation by the Board of Directors of PS Business Parks, Inc. of proxies to be voted at our 2006 Annual Meeting, and at any adjournment or postponement of the meeting. The proxies will be used at our annual meeting to be held on May 1, 2006 beginning at 1:00 p.m. at the Hilton Glendale, 100 West Glenoaks Boulevard, Glendale, California.

This proxy statement contains important information regarding our annual meeting. Specifically, it identifies the proposals on which you are being asked to vote, provides information that you may find useful in determining how to vote, and describes voting procedures. We are first mailing this proxy statement and accompanying form of proxy and voting instructions on or about March     , 2006 to holders of our common stock on March 10, 2006, the record date for our annual meeting. A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2005, which includes a copy of our Annual Report on Form 10-K, accompanies this proxy statement.

The purposes of the meeting are (1) to elect eight directors of the Company; (2) to approve an amendment to the Company’s bylaws to change the authorized number of directors from a range of 5 to 9 to a range of 7 to 13, with the exact number of directors to be fixed initially at 8; (3) to approve the PS Business Parks, Inc. Performance-Based Compensation Plan; (4) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and (5) to consider such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

We use several abbreviations in this proxy statement. We refer to PS Business Parks, Inc. as “PS Business Parks”, “we”, “us,” “our” or “the Company,” unless the context indicates otherwise. We refer to our Board of Directors the “Board.”

VOTING

Who May Attend the Meeting and Vote

Only holders of record of PS Business Parks common stock at the close of business on the record date of March 10, 2006 will be entitled to vote at the meeting, or at any adjournment or postponement of the meeting. On the record date, PS Business Parks had approximately 21,466,067 shares of common stock issued and outstanding, each of which is entitled to one vote.

If your shares are held in the name of a bank, broker or other nominee and you plan to attend our annual meeting, you will need to bring proof of ownership, such as a recent bank or brokerage account statement, and you will not be able to vote at the meeting.

Voting Your Proxy

Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to vote your proxy promptly.

If you are a stockholder of record (that is, you hold shares of PS Business Parks common stock in your own name), you may vote your shares by proxy by completing, signing, dating and returning the enclosed proxy card in the postage-prepaid envelope provided.

If your shares of PS Business Parks common stock are held by a broker, bank or other nominee in “street name”, you will receive voting instructions (including instructions, if any, on how to vote by telephone or through the Internet) from the record holder that you must follow in order to have your shares voted at the meeting.

If you hold your shares as a participant in the PS 401(k)/Profit Sharing Plan, your proxy will serve as a voting instruction for the trustee of the plan with respect to the amount of shares of common stock credited to your account as of the record date. If you provide voting instructions via your proxy/instruction card with respect to your shares held in the plan, the trustee will vote those shares of common stock in the manner specified. The trustee will vote any shares for which it does not receive instructions in the same proportion as the shares for which voting instructions have been received, unless the trustee is required by law to exercise its discretion in voting such shares. To allow sufficient time for the trustee to vote your shares, the trustee must receive your voting instructions by April     , 2006.

All shares entitled to vote and represented by properly completed proxies received prior to our annual meeting and not revoked, will be voted at our annual meeting as instructed on the proxies. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board of Directors recommends. The persons designated as proxies reserve full discretion to cast votes for other persons if any of the nominees for director become unavailable to serve.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the annual meeting. To revoke your proxy, you may send a written notice of revocation to the Corporate Secretary at PS Business Parks, Inc., 701 Western Ave., Glendale, CA 91201 before the annual meeting. You may also revoke your proxy by submitting another signed proxy with a later date, or by voting in person at the annual meeting.

Recommendations of the Board of Directors

If you submit the proxy card but do not indicate your voting instructions, the persons named as proxies on your proxy card will vote in accordance with the recommendations of the Board. The Board recommends that you vote:

•	FOR the election of the nominees for director identified in Proposal 1;

•	FOR the amendment to the Company’s bylaws to change the authorized number of directors from a range of 5 to 9 to a range of 7 to 13 as discussed in Proposal 2;

•	FOR the PS Business Parks, Inc. Performance-Based Compensation Plan as discussed in Proposal 3; and

•	FOR ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for fiscal year 2006 as discussed in Proposal 4.

Quorum

The presence at the meeting in person or by proxy of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If the shareholders present or represented by proxy at the meeting constitute holders of less than a majority of the shares entitled to vote, our meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Voting Rights

With respect to the election of directors, each holder of common stock on the record date is entitled to cast as many votes as there are directors to be elected multiplied by the number of shares registered in the holder’s name on the record date. The holder may cumulate its votes for directors by casting all of its votes for one candidate or by distributing its votes among as many candidates as it chooses. However, no shareholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the annual meeting prior to the voting of the intention to cumulate the shareholder’s votes. The eight candidates who receive the most votes will be elected directors of the Company. A proxy will confer discretionary authority to cumulate votes selectively among the nominees as to which authority to vote has not been withheld. In voting upon all other proposals before the meeting, each holder of common stock is entitled to one vote for each share registered in its name. The number of votes required to approve proposals (2), (3) and (4) is set forth in the description of the proposals in this proxy statement.

Proxy Solicitation Costs

We will pay the cost of soliciting proxies. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and its affiliates may solicit the return of proxies by telephone, e-mail, personal interview or otherwise. We may also reimburse brokerage firms and other persons representing the beneficial owners of our stock for their reasonable expenses in forwarding proxy solicitation materials to such beneficial owners. The Altman Group of Lyndhurst, New Jersey may be retained to assist us in the solicitation of proxies, for which Shareholder Communications Corporation would receive fees estimated at $2,500 together with expenses.

INFORMATION CONCERNING THE BOARD OF DIRECTORS, BOARD COMMITTEES AND CERTAIN

CORPORATE GOVERNANCE MATTERS

Meetings

During 2005, the Board of Directors held six meetings; the Audit Committee held seven meetings; the Compensation Committee held eight meetings; and the Nominating/Corporate Governance Committee held two meetings. During 2005, each of the directors attended at least 75% of the meetings held by the Board of Directors or, if a member of a committee of the Board of Directors, held by both the Board of Directors and all committees of the Board of Directors on which he served. Directors are encouraged to attend meetings of shareholders. All of the directors attended the last annual meeting of shareholders.

Committees of the Board of Directors

Our Board has three standing committees: (1) the Audit Committee; (2) the Compensation Committee; and (3) the Nominating/Corporate Governance Committee. Each Board committee operates pursuant to a written charter. All committee charters can be viewed at our website at www.psbusinessparks.com/investor/index.htm. Each member of these committees is an independent director under the rules of the American Stock Exchange. In addition, all members of our Audit Committee are independent directors under the rules of the Securities and Exchange Commission (“SEC”) for audit committees.

Our three standing committees are described below and the committee members are identified in the following table:

Director	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee
R. Wesley Burns			X

Vern O. Curtis	X

Arthur M. Friedman	X (Chairman)

James H. Kropp		X (Chairman)	X

Alan K. Pribble		X	X (Chairman)

Jack D. Steele	X

Number of meetings in 2005:	7	8	2

Audit Committee

The primary functions of the Audit Committee are to assist the Board in fulfilling its responsibilities for oversight of (1) the integrity of the Company’s financial statements, (2) compliance with legal and regulatory requirements, (3) the qualifications, independence and performance of the independent registered public accounting firm, and (4) the scope and results of internal audits, the Company’s internal controls over financial reporting and the performance of the Company’s internal audit function. Among other things, the Audit Committee appoints, evaluates and determines the compensation of the independent registered public accounting firm; reviews and approves the scope of the annual audit, the audit fee and the financial statements; prepares the Audit Committee report for inclusion in the annual proxy statement; and annually reviews its charter and performance. The Board of Directors has determined that Arthur M. Friedman, Chairman of the Audit Committee, and Vern O. Curtis, each qualifies as an audit committee financial expert within the meaning of the rules of the SEC.

Compensation Committee

The primary functions of the Compensation Committee are (1) to determine, either as a committee or together with other independent directors, the compensation of the Company’s chief executive officer, (2) to determine the compensation of other executive officers, (3) to administer the Company’s stock option and incentive plans, (4) to produce an annual report on executive compensation for inclusion in the annual proxy statement, and (5) to evaluate its performance annually.

Nominating/Corporate Governance Committee

In February 2005, the Board established a Nominating/Corporate Governance Committee. The primary functions of the Nominating/Corporate Governance Committee are (1) to identify, evaluate and make recommendations to the Board for director nominees for each annual shareholder meeting or to fill any vacancy on the Board, (2) to develop a set of corporate governance principles applicable to the Company and to review and assess the adequacy of those guidelines on an ongoing basis and recommend any changes to the Board, and (3) to oversee the annual Board assessment of Board performance. The Nominating/Corporate Governance Committee will consider properly submitted shareholder nominations for candidates for the Board. See “Consideration of Candidates for Director” below. Other duties and responsibilities include periodically reviewing the structure, size, composition and operation of the Board and each Board committee, recommending assignments of directors to Board committees, conducting a preliminary review of director independence, overseeing director orientation and annually evaluating its charter and performance.

Director Independence

The Board of Directors has determined that (1) each of the Company’s directors, other than Ronald L. Havner, Jr., Joseph D. Russell, Jr. and Harvey Lenkin, and (2) each member of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee has no material relationship with the Company and qualifies as “independent,” as defined in the rules of the American Stock Exchange. The Company’s independent directors meet without the presence of the non-independent directors and management. These meetings are held at least annually and more often upon the request of any independent director.

Compensation of Directors

Each director who is not an employee of PS Business Parks or an affiliate is considered an “Outside Director” and receives the following compensation:

•	An annual retainer of $20,000 paid quarterly;

•	A Board meeting fee of $1,000 for each meeting attended in person and $500 for each telephonic meeting;

•	A Board Committee fee of $1,000 for each meeting attended in person and $500 for each telephonic meeting;

•	The Chairman of the Audit Committee also receives an annual fee of $2,500.

The following table presents the compensation provided by the Company to Outside Directors (which do not include Ronald L. Havner, Jr. and Joseph D. Russell, Jr.) for fiscal year ended December 31, 2005.

Outside Director Compensation Table

Name	Annual Cash Retainer	Board/Committee Meeting & Chairman Fees	Total	Stock Underlying Options Granted
R. Wesley Burns (a)	$10,000	$3,500	$13,500	10,000
Vern O. Curtis	$20,000	$12,625	$32,625	2,000
Arthur M. Friedman	$20,000	$12,875	$32,875	2,000
James H. Kropp	$20,000	$12,500	$32,500	2,000
Harvey Lenkin (a)	$10,000	$2,500	$12,500	NA
Alan K. Pribble	$20,000	$12,500	$32,500	2,000
Jack D. Steele	$20,000	$12,000	$32,000	2,000

(a)	Pro-rated for periods of service as an Outside Director. Mr. Lenkin retired from Public Storage and became an Outside Director on July 1, 2006.

The Company’s policy is also to reimburse directors for reasonable expenses.

Director Equity Awards

Each of the Company’s Outside Directors who receives directors’ fees also receives automatic grants of options under the 2003 Stock Option and Incentive Plan (the “2003 Plan”), and Joseph D. Russell, Jr. is eligible to receive discretionary grants of options and restricted stock under the 2003 Plan in his capacity as President & Chief Executive Officer of the Company. Under the 2003 Plan, each new Outside Director is, upon the date of his or her initial election by the Board or the shareholders to serve as an Outside Director, automatically granted a non-qualified option to purchase 10,000 shares of common stock. In addition, after each annual meeting of shareholders, each Outside Director then duly elected and serving (other than an Outside Director initially elected to the Board at such annual meeting) is automatically granted, as of the date of such annual meeting, a non-qualified option to purchase 2,000 shares of common stock.

Each non-employee director of the Company receives, upon retirement as a director of the Company, 1,000 shares of common stock for each full year of service as a non-employee director of the Company up to a maximum of 5,000 shares. At December 31, 2005, Messrs. Curtis, Friedman, Kropp, Pribble and Steele were each entitled to receive 5,000 shares of stock upon retirement.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of James H. Kropp (Chairman) and Alan K. Pribble, neither of whom has ever been an employee of the Company. No member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K. No executive officer of PS Business Parks serves on the compensation committee or board of directors of any other entity which has an executive officer who also serves on the Compensation Committee or Board of Directors of PS Business Parks at any time during 2005.

Consideration of Candidates for Director

Shareholder recommendations. The policy of the Board is to consider properly submitted shareholder recommendations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” Under this policy, shareholder recommendations may only be submitted by a shareholder entitled to submit shareholder proposals under the SEC rules. Any shareholder recommendations proposed for consideration by the Nominating/Corporate Governance Committee should include the nominee’s name and qualifications for Board membership, including the information required under Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and should be addressed to:

Edward A. Stokx, Secretary

PS Business Parks, Inc.

701 Western Avenue

Glendale, California 91201

Recommendations should be submitted in the time frame described in this Proxy Statement under “Deadlines for Receipt of Shareholder Proposals for Consideration at 2007 Annual Meeting”.

Director Qualifications. Members of the Board should have high professional and personal ethics and values. They should have broad experience at the policy-making level in business or other relevant experience. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders. Directors are expected, within three years of election, to own at least $100,000 of common stock of the Company.

Identifying and Evaluating Nominees for Directors. The Nominating/Corporate Governance Committee was established in February 2005, in part, to be responsible for director nominee functions that were previously handled by all the independent directors. The Nominating/Corporate Governance Committee expects to utilize a variety of methods for identifying and evaluating nominees for directors. The Nominating/Corporate Governance Committee intends to regularly assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating/Corporate Governance Committee intends to consider various potential candidates for director. Candidates may come to the attention of the Nominating/Corporate Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at meetings of the Nominating/Corporate Governance Committee and may be considered at any point during the year. As described above, the Nominating/Corporate Governance Committee intends to consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating/Corporate Governance Committee prior to the issuance of the proxy statement for the annual meeting. If any materials are provided by a shareholder in connection with the recommendation of a director candidate, such materials will be forwarded to the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee also anticipates reviewing materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. In evaluating such recommendations, the Nominating/Corporate Governance Committee expects to seek to achieve a balance of knowledge, experience and capability on the Board.

All of the nominees for election to the Board this year were elected to the Board at last year’s annual meeting of shareholders except for R. Wesley Burns, who was appointed to the Board on May 18, 2005.

Communications with the Board of Directors

The Company provides a process by which shareholders may communicate with the Board of Directors. Any shareholder communication to the Board should be addressed to:

Board of Directors

c/o Edward A. Stokx, Secretary

PS Business Parks, Inc.

701 Western Avenue

Glendale, California 91201

Communications that are intended for a specified individual director or group of directors should be addressed to the director(s) c/o Secretary at the above address and all such communications received will be forwarded to the designated director(s).

Business Conduct Standards and Code of Ethics

The Board of Directors has adopted a code of Business Conduct Standards, applicable to directors, officers, and employees, and a Directors’ Code of Ethics. The Board has also adopted a Code of Ethics for its senior financial officers. The Code of Ethics for senior financial officers covers those persons serving as the Company’s principal executive officer, principal financial officer and principal accounting officer, currently Joseph D. Russell, Jr. and Edward A. Stokx. The Company’s Business Conduct Standards, the Directors’ Code of Ethics and the Code of Ethics for senior financial officers are available on the Company’s website, www.psbusinessparks.com or, upon written request, to the Company’s Investor Services Department, 701 Western Avenue, Glendale, California 91201.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Director

Eight of the nine members of the Board of Directors elected at the 2005 annual meeting are standing for re-election for a term expiring at the 2007 annual meeting of shareholders or until their successors have been duly elected and qualified, or their earlier death, removal or resignation. Jack D. Steele, age 82, will be retiring from the Board upon the conclusion of the 2006 Annual Meeting. Mr. Steele has been a director of PS Business Parks since the Company’s inception in 1990, and we are grateful for his wisdom, insight and service over the years.

Pursuant to its authority in the Company’s by-laws, the Board has set the number of directors at 8, effective with the conclusion of the 2006 Annual Meeting. Each of the individuals nominated for election at the Annual Meeting has been approved by the Company’s Nominating/Corporate Governance Committee and by a majority of the independent directors of the Company. We believe that each nominee for election as a director will be able to serve if elected. If any nominee is not able to serve, proxies may be voted in favor of the remainder of those nominated and may be voted for substitute nominees, if designated by the Board.

Set forth below is information concerning each of the nominees for director:

Ronald L. Havner, Jr., age 48, has served as Vice-Chairman, Chief Executive Officer and a director of Public Storage, Inc. (“PSI”), an affiliate of the Company, since November 2002 and as President since July 1, 2005. Mr. Havner has been Chairman of the Company since March 1998 and was Chief Executive Officer of the Company from March 1998 until August 2003. He is a member of the Board of Governors of the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) and a director of Business Machine Security, Inc., The Mobile Storage Group and UnionBanCal Corporation.

Joseph D. Russell, Jr., age 46, has been Chief Executive Officer and a director of the Company since August 2003 and President of the Company since September 2002. Before joining the Company, Mr. Russell had been employed by Spieker Partners for more than ten years, becoming an officer of Spieker Properties when it became a publicly held REIT in 1993. When Spieker Properties merged with Equity Office Properties Trust in 2001, Mr. Russell was President of Spieker Properties’ Silicon Valley Region. In 2002, Mr. Russell was a member of the Board and past President of the Silicon Valley Chapter of the National Association of Industrial and Office Properties.

R. Wesley Burns, age 46, a member of the Nominating/Corporate Governance Committee, became a director of the Company in May 2005. Mr. Burns serves as a Consulting Managing Director at PIMCO, an investment advisory firm with assets under management currently in excess of $600 billion. Mr. Burns is also a Trustee of the PIMCO Funds and the PIMCO Variable Insurance Trust, open-end mutual fund companies, and a Director of PIMCO Commercial Mortgage Securities Trust, a closed-end fund listed on the New York Stock Exchange. During the past five years, Mr. Burns formerly served as a Managing Director of PIMCO, President of the PIMCO Funds, and Director of the PIMCO Funds: Global Investor Series, a mutual fund company registered in Dublin, Ireland.

Vern O. Curtis, age 71, a member of the Audit Committee, is a private investor. Mr. Curtis has been a director of the Company since its inception in 1990. Mr. Curtis is also a Trustee of the PIMCO Funds and the PIMCO Variable Insurance

Trust, open-end mutual fund companies, and a Director of PIMCO Commercial Mortgage Securities Trust, Inc., a closed-end fund listed on the New York Stock Exchange. Mr. Curtis was Dean of the Business School of Chapman College from 1988 to 1990 and President and Chief Executive Officer of Denny’s, Inc. from 1980 to 1987.

Arthur M. Friedman, age 70, Chairman of the Audit Committee, became a director of the Company in March 1998. Mr. Friedman, a certified public accountant, has been an independent business and tax consultant since September 1995. He was a partner of Arthur Andersen from 1968 until August 1995. During his 38-year career in public accounting, he specialized in tax consultation. He was a member of the Andersen Board of Partners from 1980-1988.

James H. Kropp, age 57, Chairman of the Compensation Committee and a member of the Nominating/Corporate Governance Committee, became a director of the Company in March 1998. Mr. Kropp is Senior Vice President – Investments of Gazit Group USA, Inc., a real estate investor, beginning in 2006. He served as a managing director of Christopher Weil & Company, Inc. , a securities broker-dealer and registered investment adviser, from April 1995 to 2004 and was portfolio manager for Realty Enterprise Funds from 1998 until 2006. He is a member of the American Institute of Certified Public Accountants and NAREIT and a director of Truststreet Properties, Inc. and Madison Park Real Estate Investment Trust.

Harvey Lenkin, age 69, became a director of the Company in March 1998 and was President of the Company from its inception in 1990 until March 1998. Mr. Lenkin has been employed by PSI and its predecessor for 27 years, was President of PSI until his retirement in 2005, has been a director of PSI since November 1991. Mr. Lenkin is a director of Paladin Realty Income Properties I, Inc., a director of Huntington Memorial Hospital, Pasadena, California and a former member of the Executive Committee of the Board of Governors of NAREIT.

Alan K. Pribble, age 63, Chairman of the Nominating/Corporate Governance Committee and a member of the Compensation Committee, became a director of the Company in March 1998. Mr. Pribble was employed by Wells Fargo Bank, N.A. for 30 years until June 1997. He was a Senior Vice President of Wells Fargo from 1984 until June 1997 and was an independent business consultant until 1999. In 1992, Mr. Pribble opened a commercial finance division for Wells Fargo and was involved in its operations until June 1997. From 1988 until 1992, he was a Senior Vice President and Regional Manager, and from 1984 until 1988, Mr. Pribble was a Senior Credit Officer, for Wells Fargo.

Vote Required and Board Recommendation. The 8 nominees receiving the greatest number of votes duly cast for their election as directors will be elected.

Your Board of Directors recommends that you vote “FOR” the election of each nominee named above.

Security Ownership of Management

The following table sets forth information as of the dates indicated concerning the beneficial ownership of Common Stock of each director of the Company, the Company’s Chief Executive Officer, the other four most highly compensated persons who were executive officers of the Company on December 31, 2005 and all directors and executive officers as a group:

	Shares of Common Stock: Beneficially Owned (excluding options)(1) Shares Subject to Options (2)
Name	Number of Shares		Percent of Class
Ronald L. Havner, Jr.	69,598	(1)(3)	.3%
	125,036	(2)	.6%

	194,634.9%

	Shares of Common Stock: Beneficially Owned (excluding options)(1) Shares Subject to Options (2)
Joseph D. Russell, Jr.	2,000	(1)	*
	60,000	(2)	.3%

	62,000.3%

R. Wesley Burns	2,462	(1)	*
			*

			*
Vern O. Curtis	13,000	(1)	.1%
	4,200	(2)	*

	17,200.1%

Arthur M. Friedman	4,500	(1)(5)	*
	10,200	(2)	*

	14,700.1%

Harvey Lenkin	1,566	(1)(4)	*
	4,800	(2)	*

	6,366		*

James H. Kropp	4,491	(1)	*
	10,200	(2)	*

	14,691.1%

Alan K. Pribble	4,124	(1)	*
	2,201	(2)	*

	6,325		*

Jack D. Steele	5,100	(1)	*
	5,200	(2)	*

	10,300		*

Edward A. Stokx	18,000	(2)	.1%

			.1%

John W. Petersen	10,000	(2)	*

			*

M. Brett Franklin	3,481	(1)	*
	21,500	(2)	.1%

	24,981.1%

Joseph E. Miller	1,028	(1)	*
	4,000	(2)	*

	5,028		*

All Directors and Executive Officers as a Group	115,860	(1)(3)(4)(5)	.5%
(14 persons)	298,671	(2)	1.4%

	414,531		1.9%

*	Less than 0.1%

(1)	Represents shares of common stock beneficially owned as of March 1, 2006. Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares. Includes shares credited to the accounts of the executive officers of the Company that are held in the 401(k) Plan. Does not include restricted stock units described in note (1) to the summary compensation table under “Compensation — Compensation of Executive Officers” unless such units would vest within 60 days of February 28, 2006.

(2)	Represents options exercisable within 60 days of February 28, 2006 to purchase shares of common stock.

(3)	Includes 500 shares held by a custodian of an IRA for Mr. Havner’s spouse as to which she has investment power. Does not include shares owned by PSI as to which Mr. Havner disclaims beneficial ownership. Mr. Havner is the vice-chairman and chief executive officer of PSI. See “Security Ownership of Certain Beneficial Owners” below.

(4)	Does not include shares owned by PSI as to which Mr. Lenkin disclaims beneficial ownership. Mr. Lenkin is a director of PSI. See “Security Ownership of Certain Beneficial Owners” below.

(5)	Includes 4,000 shares held by Mr. Friedman and his spouse as trustees of the Friedman Family Trust as to which they share investment power.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of the dates indicated with respect to persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company’s common stock:

	Shares of Common Stock Beneficially Owned
Name and Address	Number of Shares	Percent of Class
Public Storage, Inc. (“PSI”), PS Texas Holdings, Ltd., PS GPT Properties, Inc. 701 Western Avenue, Glendale, California 91201-2349 (1)	5,418,273	25.2%

Third Avenue Management LLC 622 Third Avenue, 32nd Floor New York, New York 10017 (2)	2,169,475	10.1%

Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109 (3)	1,598,800	7.4%

(1)	This information is as of March 1, 2006. The reporting persons listed above have filed a joint Schedule 13D, amended as of September 3, 1998. The 5,418,273 shares of common stock beneficially owned by the reporting persons include (i) 5,151,567 shares as to which PSI has sole voting and dispositive power and (ii) 266,706 shares held of record by PS Texas Holdings, Ltd., a Texas limited partnership, as to which (a) PS GPT Properties, Inc., the sole general partner of PS Texas Holdings, Ltd. and a wholly-owned subsidiary of PSI and (b) PSI, share voting and dispositive power.

The 5,418,273 shares of common stock in the above table does not include 7,305,355 units of limited partnership interest in PS Business Parks, L.P. (“Units”) held by PSI and affiliated partnerships which (pursuant to the terms of the agreement of limited partnership of PS Business Parks, L.P.) are redeemable by the holder for cash or, at the Company’s election, for shares of the Company’s common stock on a one-for-one basis. Upon conversion of the Units to common stock, PSI and its affiliated partnerships would own 44.2% of the common stock (based upon the common stock outstanding at March 1, 2006 and assuming such conversion).

(2)	This information is as of December 30, 2005 (except that the percent shown in the table is based on the common stock outstanding at March 1, 2006) and is based on Amendment No. 2 to Schedule 13G filed on February 14, 2006 by Third Avenue Management LLC reporting beneficial ownership and sole voting power with respect to 2,168,175 shares and sole dispositive power with respect to 2,169,475 shares of common stock.

(3)	This information is as of December 31, 2005 (except that the percent shown in the table is based on the common stock outstanding at March 1, 2006) and is based on Amendment No. 1 to Schedule 13G filed on February 15, 2006 by Wellington Management Company, LLP, as investment adviser of its clients with shared dispositive powers with respect to 1,569,000 shares of common stock and shared voting power with respect to 1,231,500 shares.

PROPOSAL 2

APPROVE AMENDMENT TO THE BYLAWS

PS Business Parks is proposing an amendment to its bylaws to change the authorized number of directors from a range of 5 to 9 to a range of 7 to 13, with the exact number of directors to be fixed initially at 8.

The Company’s bylaws currently provide for a board of directors of a variable size ranging from a total of 5 directors to a total of 9 directors, with the exact number of directors set at 9 until changed, within the range specified above, by an amendment adopted by the Board of Directors or by the shareholders. Under the Company’s bylaws and California law, the range for the permissible number of directors may be changed only by an amendment adopted by the Company’s shareholders. The Company is proposing an amendment to its bylaws to provide for a board of directors ranging in size from 7 to 13, with the exact number of directors to be fixed initially at 8 (until changed, within the specified range, by an amendment adopted by the Board of Directors or by the shareholders). The proposed amendment would authorize the election of directors of the Company as set forth under Proposal 1 – “Election of Directors” and would also provide the Board of Directors with the flexibility to add additional qualified individuals to the Board of Directors. Any such additional directors may be either independent directors or employees or other individuals who would not qualify as independent directors of the Company. However, a majority of the Company’s directors will continue to be independent directors.

Exhibit A contains a complete text of the proposed amendment to the Company’s bylaws.

Vote Required and Recommendation of the Board. The affirmative vote of the holders of a majority of the outstanding shares of PS Business Parks common stock is required to approve the amendment to the Company’s bylaws. An abstention or broker non-vote will have the effect of a vote against the proposal. If the American Stock Exchange considers this to be a routine proposal, a nominee holding shares in street name may vote for the proposal without voting instructions from the beneficial owner.

Your Board of Directors recommends that you vote “FOR” the amendment to the bylaws to set the authorized number of directors as a range from 7 to 13 with the exact number of directors to be initially fixed at 8.

PROPOSAL 3

APPROVAL OF THE

PS BUSINESS PARKS, INC.

PERFORMANCE-BASED COMPENSATION PLAN

FOR COVERED EMPLOYEES

Subject to approval by PS Business Parks shareholders, on February 20, 2006, the Compensation Committee adopted, the PS Business Parks, Inc. Performance-Based Compensation Plan for Covered Employees (the “Performance-Based Plan”). At the annual meeting, shareholders are being asked to approve the Performance-Based Plan, which is designed to permit certain compensation payable to covered Company executive officers to qualify as deductible performance-based compensation for federal income tax purposes.

Summary of the Performance-Based Plan

Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a $1,000,000 limit on the annual deduction that may be claimed for compensation paid by a publicly-held corporation to each of its “covered employees” (the CEO and four other highest paid employees as reported for securities law purposes). Certain performance-based compensation awarded under a plan approved by shareholders is excluded from that limitation. Qualified performance-based compensation by the Company must be paid solely on account of the attainment of one or more objective performance measures established in writing by the Compensation Committee while the attainment of such measures is substantially uncertain as provided by applicable regulatory or other guidance.

General

The Performance-Based Plan is designed to permit the Compensation Committee to make awards to Company executives that will qualify as performance-based compensation in order to allow the Company a full income tax deduction for that compensation. Under the Performance-Based Plan, if predetermined business performance measures to be set by the Compensation Committee are satisfied, bonuses may be awarded. The Performance-Based Plan generally will be administered and tied to a calendar year or a longer period of time. The executives’ base compensation will not be dependent upon satisfying the performance measures under the Performance-Based Plan and they also may be paid other compensation that is not governed by the Performance-Based Plan.

Administration

The Compensation Committee will administer the Performance-Based Plan and has full power to interpret and administer the Performance-Based Plan.

Participation and Eligibility

The Compensation Committee will designate the plan participants for each performance period. Persons employed by the Company or one of its affiliates who are, or are reasonably expected to be, “covered employees” within the meaning of Code Section 162(m), are eligible to be designated by the Compensation Committee as a participant in the Performance-Based Plan.

A plan participant will forfeit any bonus for a performance period during which such participant is involuntarily terminated by the Company for cause or voluntarily terminates his or her employment with the Company for reasons other than death, permanent and total disability or retirement, unless the Compensation Committee determines otherwise.

Other than Mr. Russell, none of the Company’s directors is eligible to participate in the Performance-Based Plan.

Plan Operation

The Performance-Based Plan generally will be administered in performance periods that coincide with each calendar year or longer. The performance-based bonus is an amount that may be paid if applicable performance measure or measures are met in the performance period. The bonus may be paid in cash and/or restricted stock units granted in accordance with the Company’s 2003 Stock Option and Incentive Plan. The maximum cash performance-based bonus will be equal to a fixed percentage of the plan participant’s base salary. The Compensation Committee will determine the fixed percentage by the 90th day of the performance period.

By the 90th day of each performance period, the Compensation Committee will determine who will participate in the Performance-Based Plan and for each plan participant:

•	the applicable performance measure or measures, which could be based on net income, net asset value, funds from operations, funds available for distribution, dividend yield, revenues, earnings per share, return on assets, return on equity, return on invested capital, operational efficiency measures, rental income, move-in activity and occupancy level of same-store properties, ratio of earnings to fixed charges, price of the Company’s common stock and level of acquisition and development activity (these business criteria may apply to an individual, a business unit or the Company as a whole, and need not be based on an increase or positive result under the business criteria selected);

•	the percentages to be allocated for each performance measure, if more than one; and

•	the maximum bonus.

Under the Performance-Based Plan, the maximum annual cash bonus that may be granted to any covered employee is limited to $1,500,000, and the maximum annual award of restricted stock units that may be granted to any covered employee is limited to 100,000 units. A covered employee may receive an annual cash bonus, an annual award of restricted stock units, or both.

Following the end of each performance period, the Compensation Committee will determine the actual performance results for each performance measure and the maximum amount, if any, which each plan participant could receive based on the percentage allocated by the Compensation Committee to each performance measure (if more than one is used) for each plan participant. If the relevant performance measures are not achieved, the plan participant will not receive any bonus or will receive only a portion of the target bonus as to which performance measures were achieved. In determining the actual amount of bonuses to be paid under the Performance-Based Plan, the Compensation Committee has the discretion to reduce or eliminate to zero prior to payment the amount of any bonus, taking into account the objective or subjective factors the Compensation Committee deems appropriate.

Amendment and Termination of the Plan

The Compensation Committee may amend, suspend or terminate the Performance-Based Plan at any time and for any reason.

The foregoing is only a summary of the Performance-Based Plan and is qualified in its entirety by reference to its full text, a copy of which is attached as Exhibit B to this proxy statement.

Federal Income Tax Considerations

All amounts paid under the Performance-Based Plan will be taxable income to the employee when paid (and for restricted stock units, generally when the shares are delivered and not subject to further restriction). The Company will be entitled to a federal income tax deduction for all amounts paid under the Performance-Based Plan if the plan is approved by shareholders and meets the other requirements of Code Section 162(m).

Vote Required and Recommendation of the Board. Approval of the Performance-Based Plan requires approval by a majority of the votes represented at the meeting and entitled to vote. For these purposes, an abstention or broker non-vote will not be treated as a vote cast.

Your Board of Directors recommends that you vote FOR approval of the PS Business Parks Performance-Based Compensation Plan.

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

The Company’s bylaws do not require that shareholders ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. The Company is asking its shareholders to ratify this appointment because it believes such a proposal is a matter of good corporate governance. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP as the Company’s independent registered public accounting firm, but may nevertheless determine to do so. Even if the appointment of Ernst & Young LLP is ratified by the shareholders, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of PS Business Parks and its shareholders.

A representative from Ernst & Young LLP, which has acted as the independent registered public accounting firm for the Company since the Company’s organization in 1990, will be in attendance at the 2006 annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to any proper questions.

Required Vote and Board Recommendation. Ratification of the appointment of Ernst & Young LLP requires approval by a majority of the votes represented at the meeting and entitled to vote. For these purposes, an abstention or broker non-vote will not be treated as a vote cast.

Your Board of Directors recommends that you vote “FOR” the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

Policy to Approve Ernst & Young Services. The Audit Committee has adopted a pre-approval policy relating to services performed by the Company’s independent registered public accounting firm. Under this policy, the Audit Committee of the Company pre-approved all services performed by Ernst & Young LLP during 2005, including those listed below. The Chairman of the Audit Committee has the authority to grant required approvals between meetings of the Audit Committee, provided that any exercise of this authority is presented at the next committee meeting.

Fees Billed to the Company by Ernst & Young LLP for 2005 and 2004

The following table shows the fees billed or expected to be billed to the Company by Ernst & Young for audit and other services provided for fiscal 2005 and 2004:

	2005	2004
Audit Fees (1)	$322,000	$468,000
Audit-Related Fees	0	0
Tax Fees (2)	165,000	143,000
All Other Fees	0	0

Total	$487,000	$611,000

(1)	Audit Fees represent fees for professional services provided in connection with the audit of the Company’s annual financial statements, review of the quarterly financial statements included in the Company’s quarterly reports on Form 10-Q, services in connection with the Company’s registration statements and securities offerings, and services provided in connection with Ernst & Young LLP’s audit of the effectiveness of the Company’s internal control over financial reporting.

(2)	During 2005 and 2004, all of the tax services consisted of tax compliance and consulting services.

AUDIT COMMITTEE REPORT

The Audit Committee consists of three directors, each of whom has been determined by the Board to meet the American Stock Exchange standards for independence and the SEC’s requirements for audit committee member independence. The Audit Committee operates under a written charter adopted by the Board of Directors.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and necessarily relies on the work and assurances of the Company’s management and of the Company’s independent registered public accounting firm.

In this context, the Audit Committee has met with management and with Ernst & Young LLP, the Company’s independent registered accounting firm, and has reviewed and discussed with them the audited consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with Ernst & Young LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. In addition, the Audit Committee has considered whether the independent registered accounting firm’s provision of non-audit services to the Company is compatible with the firm’s independence.

During 2005, management documented, tested and evaluated the Company’s system of internal controls over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and SEC regulations adopted thereunder. The Audit Committee met with representatives of management, the internal auditors, legal counsel and the independent registered public accountants on a regular basis throughout the year to discuss the progress of the process. At the conclusion of this process, the Audit Committee received from management its assessment and report on the effectiveness of the Company’s internal controls over financial reporting. In addition, the Audit Committee received from Ernst & Young LLP its attestation report on management’s assessment and report on the Company’s internal controls over financial reporting. The Audit Committee reviewed and discussed the results of management’s assessment and Ernst & Young’s attestation.

Based on the foregoing and the Audit Committee’s discussions with management and the independent registered public accounting firm, and review of the representations of management and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

AUDIT COMMITTEE

Arthur M. Friedman, Chairman
Vern O. Curtis
Jack D. Steele

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Public Storage, Inc. (“PSI”). The properties in which the Company has an equity interest are generally owned by PS Business Parks, L.P. (the “Operating Partnership”). As of March 1, 2006, the Company owned approximately 75% of the Operating Partnership’s common partnership units. The remaining common partnership units were owned by PSI. The 7,305,355 units of limited partnership interest in the Operating Partnership held by PSI and affiliated partnerships are redeemable (pursuant to the terms of the agreement of limited partnership of PS Business Parks, L.P.) by the holder for cash or, at the Company’s election, for shares of the Company’s common stock on a one-for-one basis. Upon conversion of the units to common stock of the Company, PSI and its affiliated partnerships would own 44.2% of the common stock (based upon the common stock outstanding at March 1, 2006 and assuming such conversion).

Management Agreement with Affiliates. The Operating Partnership operates industrial, retail and office facilities for PSI and partnerships and joint ventures of which PSI is a general partner or joint venturer (“Affiliated Entities”) pursuant to a management agreement under which PSI and the Affiliated Entities pay to the Operating Partnership a fee of 5% of the gross revenues of the facilities operated for PSI and the Affiliated Entities. During 2005, PSI and the Affiliated Entities paid fees of $579,000 to the Operating Partnership pursuant to that management agreement. As to facilities directly owned by PSI, the management agreement has a seven-year term with the term being automatically extended for one year on each anniversary date (thereby maintaining a seven-year term) unless either party (PSI or the Operating Partnership) notifies the other that the management agreement is not being extended, in which case it expires, as to such facilities, on the first anniversary of its then scheduled expiration date. As to facilities owned by the Affiliated Entities, the management agreement may be terminated as to such facilities upon 60 days’ notice by PSI (on behalf of the Affiliated Entity) and upon seven years’ notice by the Operating Partnership.

Cost Sharing Arrangements with Affiliates. Under a cost sharing and administration services agreement, the Company shares the cost of certain administrative services with PSI and its affiliates. During 2005, the Company’s share of these costs totaled $335,000.

Board Members. Ronald L. Havner, Jr., Chairman of the Board, is also Vice Chairman, Chief Executive Officer and President and a director of PSI, and Harvey Lenkin, a director of PS Business Parks is also a consultant and member of the Board of Directors of PSI.

STOCK PRICE PERFORMANCE GRAPH

The graph set forth below compares the yearly change in the cumulative total shareholder return on the common stock of the Company for the five-year period ended December 31, 2005 to the cumulative total return of the American Stock Exchange Composite Index Market Cap-Weight (“AMEX Index”) and the National Association of Real Estate Investment Trusts Equity Index (“NAREIT Equity Index”) for the same period (total shareholder return equals price appreciation plus dividends). The stock price performance graph assumes that the value of the investment in the Company’s Common Stock and each index was $100 on December 31, 2000 and that all dividends were reinvested. The stock price performance shown in the graph is not necessarily indicative of future price performance.

Comparison of Cumulative Total Return

PS Business Parks, Inc., AMEX Index and NAREIT Equity Index

December 31, 2000 - December 31, 2005

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of any registered class of the Company’s equity securities to file with the SEC reports when there are changes in such ownership. The due dates of such reports are established by statute and the rules of the SEC. Based on a review of reports filed with the SEC, the Company believes that all reports were timely filed except that reports were filed on March 15, 2005 to report vestings of restricted stock units on January 10, 2005 and February 19, 2005 for M. Brett Franklin, Maria R. Hawthorne, Robin Mather and William A. McFaul, and on January 10, 2005 for Joseph E. Miller.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table sets forth certain information concerning the annual and long-term compensation paid to the Company’s Chief Executive Officer and the other four most highly compensated persons who were executive officers of the Company on December 31, 2005 (the “Named Executive Officers”) for 2005, 2004 and 2003.

Summary Compensation Table

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation(1)		Restricted Stock Unit Awards ($)(2)	Securities Underlying Options (#)	All Other Compensation($)(3)
Joseph D. Russell, Jr.(4) President and Chief Executive Officer	2005 2004 2003	300,000 250,000		280,000 250,000	— —		— 599,000 —	50,000 — —	$25,800 16,600 6,000
John W. Petersen Executive Vice President and Chief Operating Officer	2005 2004	18,750	(5)	100,000		(6)	— 182,000	50,000	4,640 1,160
Edward A. Stokx Executive Vice President and Chief Financial Officer	2005 2004 2003	195,000 8,875	(7)	85,000 —	— —		119,520 — —	— 45,000	11,010 —
M. Brett Franklin Senior Vice President, Acquisitions and Dispositions	2005 2004 2003	130,000 110,000		91,650 163,000	— —		79,680 74,200 63,300	— 15,000	17,506 15,604 14,932
Joseph E. Miller Senior Vice President, Chief Financial Officer, Operations	2005 2004 2003	148,517 123,333		70,000 57,000	— —		59,760 88,400 63,300	5,000 10,000	13,881 17,605 8,320

(1)	In accordance with SEC rules, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate of such perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer for such year.

(2)

Represents the value of grants of restricted stock units made under the 2003 Stock Option and Incentive Plan (with the value of one restricted stock unit deemed equivalent to the value of one share of common stock and based on the closing price of PS Business Parks common stock on the American Stock Exchange on the date of grant). The restricted stock units set forth in this table vest 20% on each of the second, third, fourth, fifth and sixth anniversary of the date of grant. On each vesting date, the holder will receive shares of common stock representing the applicable percentage of the total number of restricted stock units granted. Holders of restricted stock units receive payments equal to the dividends that would have been paid on an equivalent number of shares of common stock. The grants of restricted stock units do not entitle the holders to any voting rights. As of December 31, 2005, the total holdings of restricted stock units of the Named Executive Officers and the market value of such holdings (with the value of one unit deemed equivalent to the value of one share of common stock on the American Stock Exchange of $49.20 on December 30, 2005) were as follows: Mr. Russell – 15,000 restricted stock units ($738,000); Mr. Petersen – 4,000 restricted stock units ($196,800), Mr. Stokx – 3,000 restricted stock units ($147,600), Mr. Miller – 4,000 restricted stock units ($180,400) and Mr. Franklin – 7,400 restricted stock units ($364,080).

(3)	Includes Company contributions to the 401(k) Plan of $8,400 in 2005 for all of the Named Executive Officers except for Mr. Petersen, and $6,150 in 2004 and $6,000 in 2003 for Messrs. Russell, Franklin and Miller, and 2002 contributions of $6,000 to Mr. Russell, $4,199 to Mr. Franklin and $915 to Mr. Miller. All other payments consist of dividend equivalent payments based on ownership of restricted stock units.

(4)	Mr. Russell became Chief Executive Officer in August 2003.

(5)	For the period December 1, 2004, the date Mr. Petersen joined the Company, through December 31, 2004.

(6)	The Company has agreed to reimburse up to $100,000 of Mr. Petersen’s relocation costs. No amounts were paid in 2004.

(7)	For the period December 15, 2003, the date Mr. Stokx joined the Company, through December 31, 2003.

Stock Options

The following two tables summarize grants and exercises of options to purchase PS Business Parks common stock during 2005 to or by the Named Executive Officers, and with respect to option grants, the per-share exercise price, the expiration date of the options, and the grant date present value of options held by such persons at December 31, 2005. The second table also provides information concerning the total number of securities underlying unexercised options and the aggregate dollar value of in-the-money, unexercised options.

Option Grants in Last Fiscal Year

Individual Grants
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term
					5%	10%
Joseph D. Russell, Jr.	50,000	58.82%	$43.75	8/05/15	$1,376,000	$3,486,000
John W. Petersen	—	—	—	—	—	—
Edward A. Stokx	—	—	—	—	—	—
M. Brett Franklin	—	—	—	—	—	—
Joseph E. Miller	—	—	—	—	—	—

The options granted in 2005 become exercisable in five equal installments beginning on the first anniversary of the date of grant and have a term of ten years.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the- Money Options at December 31, 2005(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph D. Russell, Jr.	—	—	60,000	90,000	$891,600	$866,900
John W. Petersen	—	—	10,000	40,000	36,900	147,600
Edward A. Stokx	—	—	18,000	27,000	160,200	240,300
M. Brett Franklin	—	—	18,500	9,000	387,615	157,860
Joseph E. Miller	2,000	$29,056	1,000	10,000	5,000	125,240

(1)	Based on closing price of $49.20 per share of common stock on December 31, 2005, as reported by the American Stock Exchange. On March 9, 2006, the closing price per share of common stock as reported by the American Stock Exchange was $53.35.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee (the “Committee”) is composed entirely of independent directors and has furnished the following report on executive compensation for fiscal 2005.

Executive Compensation Philosophy. PS Business Parks pays its executive officers compensation the Committee deems appropriate in view of the nature of the Company’s business, the performance of individual executive officers, and the Company’s objective of providing incentives to its executive officers to achieve a level of individual and Company performance that will maximize the value of shareholders’ investment in the Company. To those ends, the Company’s compensation program consists of payment of a base salary and, potentially, bonus compensation, and making incentive awards of options to purchase common stock, restricted stock units and restricted stock. Grants of options, restricted stock units and restricted stock to executive officers are made under the 2003 Stock Option and Incentive Plan (the “2003 Plan”).

Cash Compensation. Base salary levels are based generally on market compensation rates and each individual’s role in the Company. The Committee determines market compensation rates by reviewing public disclosures of compensation paid to executive officers by other REITs of comparable size and market capitalization. Some of the REITs whose executive compensation the Committee considered in establishing the compensation it pays to executive officers are included in the NAREIT Equity Index referred to above under the caption “Stock Price Performance Graph.” Generally, the Committee seeks to compensate Company executives at levels consistent with the middle of the range of amounts paid by REITs deemed comparable by the Committee. Individual salaries may vary based on the experience and contribution to overall corporate performance by a particular executive officer.

The Committee believes annual cash bonuses are an important method of rewarding executive officers commensurate with the Company’s performance, departmental performance and individual performance. Payment of the target bonus amounts was based primarily on each executive officer’s achievement of individualized quantitative financial and operational goals related to the activities he or she managed.

Equity-Based Compensation. The Committee believes that the executive officers of PS Business Parks should have an incentive to improve the Company’s performance by having an ongoing stake in the success of the Company’s business. The Committee seeks to create this incentive with awards of restricted stock units and restricted common stock to its executive officers. Restricted stock units entitle the holder to receive shares of common stock at a specified vesting date. Restricted stock units increase in value as the value of the common stock increases, and vest over time provided that the executive officer remains in the employ of the Company. Accordingly, awards of restricted stock units serve the Company’s objectives of retaining its executive officers and motivating them to advance the interests of the Company and its shareholders.

The Committee has also granted certain executive officers stock options that have an exercise price of not less than 100% of the fair market value of the underlying stock on the date of grant, so that the executive officer may not profit from the option unless the price of the common stock increases. Options granted by the Company also are designed to help the Company retain executive officers in that options are not exercisable at the time of grant, and achieve their maximum value only if the executive remains in the Company’s employ for a period of years. The number of options granted to individual executive officers is based on a number of factors, including seniority, individual performance, and the number of options previously granted to such executive officer.

CEO Compensation. Mr. Russell’s bonus of $280,000 for 2005 was determined to be appropriate based on a review of total compensation paid to the chief executive officers of other comparable REITs, a review of the change in the Company’s NAV per share and FFO per share compared to the change in NAV per share and FFO per share of comparable REITs, and the total stock market return to shareholders compared to comparable REITs. The Committee also considered the services rendered by Mr. Russell for the Company during 2005, including his contribution to increases in shareholder returns, the Company’s strategic planning, capital market activities, real estate acquisitions, day-to-day operations, and hiring activities. The Committee considered these factors, as well as compensation paid to executive officers by REITs deemed comparable by the Committee, as the basis for increasing Mr. Russell’s base salary to $350,000, effective July 1, 2005. In addition, during 2005, a stock option to acquire 50,000 shares was awarded to Mr. Russell.

Code Section 162(m). Section 162(m) of the Code imposes a $1,000,000 limit on the annual deduction that may be claimed for compensation paid to each of the chief executive officer and four other highest paid employees of a publicly held corporation. Certain performance-based compensation awarded under a plan approved by shareholders is excluded from that limitation. PS Business Parks’ shareholders are being asked to approve the PS Business Parks Performance-Based Plan, which is designed to permit the Compensation Committee to make awards that will qualify for deduction as performance-based compensation. See Proposal No. 3, Approval of the Performance-Based Compensation Plan for Employees.

COMPENSATION COMMITTEE

James H. Kropp (Chairman)
Alan K. Pribble

ANNUAL REPORT

A copy of the Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC, together with certain exhibits, is included in the 2005 Annual Report mailed to shareholders together with this proxy statement. The Annual Report on Form 10-K may also be found on our website, www.psbusinessparks.com. The Company will furnish without charge upon written request of any shareholder as of March 10, 2006 another copy of the 2005 Form 10-K, including financial statements and any schedules. Upon written request and payment of a copying charge of 15 cents per page, the Company will also furnish to any shareholder a copy of the exhibits to the Annual Report. Requests should be addressed to: Edward A. Stokx, Secretary, PS Business Parks, Inc., 701 Western Avenue, Glendale, California 91201-2349.

DEADLINES FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR

CONSIDERATION AT 2007 ANNUAL MEETING

Any proposal that a shareholder wishes to submit for inclusion in the Company’s Proxy Statement for the 2007 Annual Meeting of Shareholders (“2007 Proxy Statement”) pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by the Company no later than December , 2006. In addition, notice of any proposal that a shareholder wishes to propose for consideration at the 2007 Annual Meeting of Shareholders, but does not seek to include in the Company’s 2007 Proxy Statement pursuant to Rule 14a-8, must be delivered to the Company no later than February , 2007 if the proposing shareholder wishes for the Company to describe the nature of the proposal in its 2007 Proxy Statement as a condition to exercising its discretionary authority to vote proxies on the proposal. Any shareholder proposals or notices submitted to the Company in connection with the 2007 Annual Meeting of Shareholders should be addressed to: Edward A. Stokx, Secretary, PS Business Parks, Inc., 701 Western Avenue, Glendale, California 91201-2349.

OTHER MATTERS

The management of the Company does not currently intend to bring any other matter before the meeting and knows of no other matters that are likely to come before the meeting. If any other matters properly come before the meeting, the persons named in the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment on such matters.

You are urged to vote the accompanying proxy and sign, date and return it in the enclosed stamped envelope at your earliest convenience, whether or not you currently plan to attend the meeting in person.

By	Order of the Board of Directors,

Edward A. Stokx, Secretary

Glendale, California

March     , 2006

Exhibit A

Proposed Amendment to Bylaws

Set forth below is the proposed amendment to Article IV, Section 2 of the Company’s Bylaws. Article IV, Section 2 would read in its entirety as follows:

“Section 2. Number and Qualification of Directors. The number of directors of the corporation shall be not less than seven (7) nor more than thirteen (13). The exact number of directors shall be eight (8) until changed, within the limits specified above, by a bylaw amending this Section 2, duly adopted by the board of directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; subject, however, to such additional voting requirement or limitation as is imposed under applicable law in the case of an amendment reducing the number of directors to a number less than five (5).”

EXHIBIT B

PS BUSINESS PARKS, INC.

PERFORMANCE-BASED COMPENSATION PLAN

FOR COVERED EMPLOYEES

Effective January 1, 2006

1. Purpose. The purpose of the PS Business Parks, Inc. Performance-Based Compensation Plan for Covered Employees is to permit certain compensation payable to covered employees of PS Business Parks, Inc. and its subsidiaries to qualify as deductible performance-based compensation for federal income tax purposes.

2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) an entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

(b) “Base Pay” shall mean the annual base rate of cash compensation, excluding bonuses.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Bonus” shall mean a cash payment or award of Restricted Stock Units to a Participant, which may be in addition to Base Pay, made pursuant to the Plan with respect to a particular Performance Period. The amount of a Bonus may be less than or equal to the Bonus Potential.

(e) “Bonus Potential” shall mean the Bonus amount that may be paid in cash and/or Restricted Stock Units if 100% of applicable Performance Measures are achieved in the Performance Period. The cash portion of the Bonus Potential shall be equal to a fixed percentage of the Participant’s Base Pay for such Performance Period.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Committee” shall mean the Committee designated pursuant to Section 4 of the Plan.

(h) “Company” shall mean PS Business Parks, Inc., a California corporation.

(i) “Covered Employee” shall mean at any date, as determined by the Committee in its sole discretion, any individual who with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Code Section 162(m) or who is reasonably expected to be such a “covered employee” with respect to the then current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Bonus will be paid.

(j) “Fiscal Year” shall mean the twelve-month period from January 1 through December 31.

(k) “Participant” shall mean each Covered Employee of the Company in active service as designated by the Committee as eligible for participation in the Plan and who is selected by the Committee for participation in the Plan prior to the Predetermination Date.

(l) “Performance Measures” shall mean, on a GAAP or non-GAAP basis, any one or more or any combination of the following measurable criteria tied to the Company’s performance that the Committee may determine, including but not limited to net income, net asset value, funds from operations, funds available for distribution, dividend yield, revenues, earnings per share, return on assets, return on equity, return on invested capital, operational efficiency measures, rental income, move-in activity and occupancy level of same-store properties, ratio of earnings to fixed charges, price of the Company’s common stock and level of acquisition and development activity. Performance Measures may be based on one or more business criteria that apply to an individual, a business unit or the Company as a whole, but need not be based on an increase or positive result under the business criteria selected.

(m) “Performance Period” shall mean a twelve-month period of time based upon the Company’s Fiscal Year, or such other time period as shall be determined by the Committee.

(n) “Plan” shall mean the PS Business Parks, Inc. Performance-Based Compensation Plan for Covered Employees, as amended from time to time.

(o) “Predetermination Date” shall mean (i) the earlier of a date 90 days after the commencement of the Performance Period, or a date not later than the expiration of 25% of the Performance Period, provided that the satisfaction of selected Performance Measures is substantially uncertain at such time as determined in accordance with applicable Treasury Regulations or governing precedent, or (ii) such other date on which a performance goal is considered to be pre-established pursuant to Code Section 162(m).

(p) “Restricted Stock Units” shall mean restricted stock units granted in accordance with the PS Business Parks, Inc. 2003 Stock Option and Incentive Plan or a successor or replacement of such plan.

3. Eligibility. Any Covered Employee employed by the Company or any of its Affiliates during a Performance Period and in active service is eligible to be a Participant under the Plan for such Performance Period, whether or not so employed or living at the date a Bonus is paid, and may be considered by the Committee for a Bonus. A Participant is not rendered ineligible to be a Participant by reason of being a member of the Board. Notwithstanding any other provision of this Plan to the contrary, the Committee shall have sole discretion to designate or approve the Participants for any given Performance Period.

4. Administration.

(a) Unless otherwise designated by the Board, the Compensation Committee of the Board shall be the Committee under the Plan and it shall have at least two members. A director may service as a member or an alternate member of the Committee only during periods in which the director is an “outside director” as described in Code Section 162(m). Subsequent determination that a member or alternate member of the Committee was not an “outside director” shall not invalidate the actions taken by the Committee during such period. The Committee shall have full power and authority to construe, interpret and administer the Plan. It may issue rules and regulations for administration of the Plan and shall meet at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum and all decisions of the majority of the members of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders, employees and Participants.

(b) The expenses of the administration of the Plan shall be borne by the Company.

5. Term. Subject to Section 10(l), the Plan shall be effective as of January 1, 2006, and shall be applicable for 2006 and future Fiscal Years of the Company unless amended or terminated by the Board or the Committee pursuant to Section 10(e).

6. Determination of Plan Participants, Performance Measures and Bonus Potential. Prior to the Predetermination Date, the Committee shall designate or approve (a) the Participants, (b) the applicable Performance Measure or Measures (and the percentages allocated to each Participant for each Performance Measure, if more than one) for each Participant; (c) the Bonus Potential for each Participant (including the amounts potentially payable in cash and/or Restricted Stock Units) and (d) the Performance Period. In addition, notwithstanding the foregoing, all Performance Measure(s) shall be of such a nature that an objective third party having knowledge of all the relevant facts could determine at the end of the Performance Period whether performance results with respect to such Performance Measure(s) have been achieved.

7. Amount of Bonus.

(a) Calculation. Within 90 days after the end of the relevant Performance Period, the Committee shall determine the amount of the actual Bonus Potential for each Participant by:

(i) Determining the actual performance results for each Performance Measure; and

(ii) Determining the maximum amount to which each Participant would be entitled based on the percentage allocated by the Committee to each Performance Measure, if more than one.

(b) Committee Negative Discretion. The actual Bonus Potential calculated for each Participant pursuant to Section 7(a) shall represent the maximum award for the Participant under the Plan for the relevant Performance Period. Notwithstanding any other provision of this Plan, the Committee may, in the exercise of its sole discretion and based on any factors the Committee deems appropriate, reduce or eliminate to zero the amount of a Bonus to a Participant otherwise calculated in accordance with the provisions of Section 7(a). The Committee shall make a determination of whether and to what extent to reduce Bonuses under the Plan for each Performance Period at such time or times following the close of the Performance Period as the Committee shall deem appropriate. Any reduction in the amount of a Bonus to a Participant for a Performance Period shall have no effect on the amount of the Bonus to any other Participant for such period.

(c) Fixed Maximum. Notwithstanding any other provision of this Plan, the maximum cash Bonus that may be paid to a Participant under the Plan with respect to a particular twelve-month Performance Period is $1,500,000 and the maximum award of Restricted Stock Units that may be granted to a Participant under the Plan with respect to a particular twelve-month Performance Period is limited to 100,000 Restricted Stock Units. To the extent the period of time established by the Compensation Committee as defining a Performance Period is greater than twelve-months, then the maximum Bonus that may be paid to a Participant under the Plan with respect to the changed Performance Period will be an amount that bears the same relationship to the new period of time as the foregoing amounts bear to a twelve-month Performance Period.

(d) Bonus Determination and Certification. Within 90 days after the end of the relevant Performance Period, as set forth in Section 7(a) to (c) above, the Committee shall determine the amount of the actual Bonus for each Participant, and prior to payment of any such amounts, shall certify by resolution duly adopted by the Committee the value of the Bonus for each Participant so determined.

8. Payment of Bonuses.

(a) Payment of a cash Bonus and award of Restricted Stock Units as a Bonus to a Participant shall be effected as soon as practicable after determination of and certification of the amount of the Bonus under Section 7 above.

(b) The payment of a Bonus with respect to a specific Performance Period requires that the employee be on the Company’s payroll as of the end of such Performance Period, except to the extent that the Committee determines otherwise and except as provided in Section 9 below.

(c) Payments of Bonuses to Participants who are on the payroll of Affiliates of the Company shall, as determined by the Committee, be paid by or appropriately allocated to such entities.

9. Termination. Unless the Committee determines otherwise, a Participant will forfeit any Bonus for a Performance Period during which a Participant is involuntarily terminated for cause or voluntarily terminates his or her employment with the Company for reasons other than death, permanent and total disability, or retirement at the age and service-year set by the Company or the local law requirements where the Participant is employed.

10. Miscellaneous.

(a) No Assignment. No portion of any Bonus under the Plan may be assigned or transferred other than by will or the laws of descent and distribution prior to the payment thereof.

(b) Tax Requirements. All payments made pursuant to the Plan shall be subject to all applicable taxes or contributions required by U.S. federal or state law or by non-U.S. local law to be paid or withheld, and Participants shall pay to the Company or relevant tax authorities all amounts determined to be reasonably necessary to satisfy any such obligations, all in accordance with the procedures to be established by the Committee.

(c) No Additional Participant Rights. The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any of its Affiliates, and the right of the Company and any such Affiliate to dismiss such Participant or to terminate any arrangement pursuant to which any such Participant provides services to the Company, with or without cause, is specifically reserved. No person shall have claim to a Bonus under the Plan, except as otherwise provided for herein, or to continued participation under the Plan. There is no obligation for uniformity of treatment of Participants under the Plan. The benefits provided for Participants under the Plan shall be in addition to, and shall in no way preclude other forms of compensation to, or in respect of, such Participants. It is expressly agreed and understood that the employment is terminable at the will of either party and, if such Participant is a party to an employment contract with the Company or one of its Affiliates, in accordance with the terms and conditions of the Participant’s employment contract.

(d) Liability. The Board and Committee shall be entitled to rely on the advice of counsel and other experts, including the independent registered public accountants for the Company. No member of the Board or of the Committee, any officers of the Company or its Affiliates or any of their designees shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member, officer or designee.

(e) Amendment; Suspension; Termination. The Board or Committee may, at any time and from time to time, amend, suspend or terminate the Plan or any part of the Plan as it may deem proper and in the best interests of the Company. In the case of Participants employed outside the United States, the Board, the Committee or their designees may vary the provisions of the Plan as deemed appropriate to conform with local laws, practices and procedures. In addition, the Chief Executive Officer or the Chief Legal Officer of the Company is authorized to make certain minor or administrative changes required by or made desirable by government regulation. Any modification of the Plan may affect present and future Participants and the amount of any Bonus hereunder.

(f) Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.

(g) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of California and applicable federal law.

(h) No Trust. Neither the Plan nor any Bonus shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and any Participant. To the extent that the Participant acquires a right to receive payments from the Company in respect of any Bonus, such right shall be no greater than the right of any unsecured general creditor of the Company.

(i) Section 162(m). All payments under this Plan are designed to satisfy the special requirements for performance-based compensation set forth in Code Section 162(m)(4)(C), and the Plan shall be so construed. Furthermore, if a provision of the Plan causes a payment to fail to satisfy these special requirements, it shall be deemed amended to satisfy the requirements to the extent permitted by law and subject to Committee approval.

(j) Designation of Beneficiaries. A Participant may, if the Committee permits, designate a beneficiary or beneficiaries to receive all or part of the Bonus which may be paid to the Participant, or may be payable, after such Participant’s death. A designation of beneficiary shall be made in accordance with procedures specified by the Company and may be replaced by a new designation or may be revoked by the Participant at any time. In case of the Participant’s death, a Bonus with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be paid to the designated beneficiary or beneficiaries. Any Bonus granted or payable to a Participant who is deceased and not subject to such a designation shall be distributed to the Participant’s estate. If there shall be any question as to the legal right of any beneficiary to receive a Bonus under the

Plan, the amount in question may be paid to the estate of the Participant, in which event the Company or its Affiliates shall have no further liability to anyone with respect to such amount.

(k) Effect of Bonuses on Other Company Benefits. It is the intent of the Company that to the extent other Company benefits payable or accruable to Participants are based on a Participant’s earnings or compensation level, those other benefits shall be based on Base Pay (and shall not take into account Bonuses), unless the Committee determines otherwise.

(l) Shareholder Approval. Adoption of this Plan is subject to the approval of the Company’s shareholders, who will be asked to approve the Plan to the extent necessary to allow the Company under Code Section 162(m) to preserve the tax deductibility of payments for performance-based compensation made under the Plan. Plan amendments shall require shareholder approval only if, and to the extent required by, Section 162(m) of the Code, other applicable law or the applicable rules of any applicable stock exchange.

PROXY/INSTRUCTION CARD

PS BUSINESS PARKS, INC.

701 Western Avenue

Glendale, California 91201-2349

This Proxy/Instruction Card is Solicited on Behalf of the Board of Directors

The undersigned, a record holder of Common Stock of PS Business Parks, Inc. and/or a participant in the PS 401(k)/Profit Sharing Plan (the “401(k) Plan”), hereby (i) appoints Ronald L. Havner, Jr. and Joseph D. Russell, Jr., or either of them, with power of substitution, as Proxies, to appear and vote, as designated on the reverse side, all the shares of Common Stock held of record by the undersigned on March 10, 2006, at the Annual Meeting of Shareholders to be held on May 1, 2006 (the “Annual Meeting”), and any adjournments thereof, and/or (ii) authorizes and directs the trustee of the 401(k) Plan (the “Trustee”) to vote or execute proxies to vote, as instructed on the reverse side, all the shares of Common Stock credited to the undersigned’s account under the 401(k) Plan on March 10, 2006, at the Annual Meeting and any adjournments thereof. In their discretion, the Proxies and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting.

THE PROXIES AND/OR THE TRUSTEE WILL VOTE ALL SHARES OF COMMON STOCK TO WHICH THIS PROXY/INSTRUCTION CARD RELATES, IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO COMMON STOCK HELD OF RECORD BY THE UNDERSIGNED, THE PROXIES WILL VOTE SUCH COMMON STOCK FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE AND IN FAVOR OF PROPOSALS 2, 3 AND 4. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY AND ALL OF THE NOMINEES FOR ELECTION FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD. IF NO DIRECTION IS GIVEN WITH RESPECT TO COMMON STOCK CREDITED TO THE UNDERSIGNED’S ACCOUNT UNDER THE 401(k) PLAN, THE TRUSTEE WILL VOTE SUCH COMMON STOCK IN THE SAME PROPORTION AS SHARES FOR WHICH VOTING INSTRUCTIONS HAVE BEEN RECEIVED, UNLESS REQUIRED BY LAW TO EXERCISE DISCRETION IN VOTING SUCH SHARES.

(continued and to be signed on reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOW HERE. ☒

1.	Election of Directors

	FOR		WITHHELD	NOMINEES:

	ALL		AUTHORITY FOR	° Ronald L. Havner, Jr

☐	NOMINEES	☐	ALL NOMINEES	° Joseph D. Russell, Jr.

° R. Wesley Burns

° Vern O. Curtis

☐	FOR ALL EXCEPT (see instructions below)			° Arthur M. Friedman

° James H. Kropp

° Harvey Lenkin

° Alan K. Pribble

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

2.	Approval of an amendment to the Company bylaws to change the authorized number of directors from a range of 5 to 9 to a range of 7 to 13.

☐    FOR        ☐     AGAINST        ☐    ABSTAIN

3.	Approval of the PS Business Parks, Inc. Performance-Based Compensation Plan.

☐    FOR        ☐     AGAINST        ☐    ABSTAIN

4.	Ratification of appointment of Ernst & Young, independent registered public accountants, to audit the accounts of PS Business Parks, Inc. for the fiscal year ending December 31, 2006.

☐    FOR        ☐     AGAINST        ☐    ABSTAIN

5.	Other matters: In their discretion, the Proxies and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March     , 2006.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 59 MAIDEN LANE, NEW YORK, NEW YORK 10038.

Signature of Shareholder                                                                               Date

Signature of Shareholder                                                                               Date

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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